Exhibit 99.1

DILA Capital Acquisition Corp Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

MIAMI, FL, December 9, 2022 -- DILA Capital Acquisition Corp (the "Company") (Nasdaq: DILAU, DILA, DILAW), a special purpose acquisition company, today announced that it will redeem all of its outstanding shares of Class A common stock (the "public shares"), effective as of the close of business on December 22, 2022 (the “Redemption Date”), because the Company will not complete an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation").

As stated in the Company's registration statement on Form S-1, effective as of June 14, 2021, and in the Certificate of Incorporation, if the Company has not completed an initial business combination within 18 months of the closing of the Company's initial public offering, or December 17, 2022, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company but net of taxes payable, by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors of the Company in accordance with applicable law, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

The per-share redemption price for the public shares is expected to be approximately (but not less than) $10.00 (the "Redemption Amount"). In accordance with the terms of the related trust agreement, the Company expects to retain interest earned on the funds deposited in the trust account to pay the Company’s tax obligations.

As of the close of business on the Redemption Date, assuming that a sum sufficient to redeem the public shares has been irrevocably deposited or set aside to pay the Redemption Amount for each public share, such public shares will be deemed to no longer be outstanding and will represent only the right to receive the Redemption Amount for each such public share.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company's transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in "street name," however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company's warrants, which will expire worthless.

The Company expects that the last day of trading of its units and common stock on the Nasdaq Stock Market (“Nasdaq”) will be December 22, 2022, following which, the Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the "Commission") to delist its units and common stock on or about December 23, 2022. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About DILA Capital Acquisition Corp

DILA Capital Acquisition Corp is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward- looking statements should not be relied upon as representing the Company's views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Contact:

DILA Capital Acquisition Corp.

Eduardo Clave

eduardo@dilacapital.com

(970) 393-2155